EXHIBIT 10.35

December 22, 2003

Cedar Fair, L.P.
Knott's Berry Farm
One Cedar Point Drive
Sandusky, Ohio 44871
Attn: Corporate Vice President - Finance

Ladies and Gentlemen:

Reference is made to (i) that certain Note Purchase and Private Shelf Agreement, dated as of January 28, 1998 (as amended, modified and supplemented prior to the date hereof, the "1998 Shelf Agreement") among Cedar Fair, L.P. a Delaware limited partnership (the "Company"), and Knott's Berry Farm, a California general partnership ("Knott's Berry Farm"; the Company and Knott's Berry Farm are hereinafter collectively referred to as the "Co-Issuers" and individually referred to as a "Co-Issuer"), on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which is or which becomes a party to the 1998 Shelf Agreement (collectively, "Prudential"), on the other hand, whereby the Co-Issuers have issued and Prudential has purchased the Co-Issuers' senior fixed rate notes from time to time, and (ii) that certain Private Shelf Agreement, dated as of August 24, 1994 (as amended, modified and supplemented prior to the date hereof, the "1994 Shelf Agreement"; and, collectively with the 1998 Shelf Agreement, the "Shelf Agreements"), between the Company and Prudential whereby the Company has issued and Prudential has purchased the Company's senior fixed rate notes from time to time. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Shelf Agreements.

Pursuant to the request of the Co-Issuers and in accordance with the provisions of paragraph 11C of the Shelf Agreements, the parties hereto agree as follows:

SECTION 1. Amendment. From and after the date this letter becomes effective in accordance with its terms, each Shelf Agreement is amended as follows:

1.1 The second to last paragraph of paragraph 5A of each Shelf Agreement is amended by deleting the following parenthetical:

"(including, without limitation, identification of the most recent forty-five consecutive day period at all times during which Consolidated Debt did not exceed 60% of Gross Worth)".

1.2 The last sentence at the end of paragraph 5A of each Shelf Agreement is amended and restated to read in its entirety as follows:

"Immediately after a Responsible Officer becomes aware of or the Company receives notice of any Event of Default under the Credit Agreement, the 2002 Note Purchase Agreement or the 2003 Note Purchase Agreement, the Company will give each holder of any Note notice thereof".

1.3 Paragraph 5G of each Shelf Agreement is amended and restated in its entirety to read as follows:

"5G. [Intentionally Omitted]".

1.4 Paragraph 5J of each Shelf Agreement is amended by replacing "The Company will cause each Subsidiary which delivers a Guarantee pursuant to the Credit Agreement or the 2002 Note Purchase Agreement to concurrently enter into a Guarantee for the benefit of the holders of the Notes" with "The Company will cause each Subsidiary which becomes obligated, directly or indirectly (including as "Co-Borrower", "Obligor" or "Subsidiary Guarantor") under the Credit Agreement, the 2002 Note Purchase Agreement or the 2003 Note Purchase Agreement to concurrently enter into a Guarantee for the benefit of the holders of the Notes".

1.5 Subclause (iv) of paragraph 6A(2) of each Shelf Agreement is amended and restated to read in its entirety as follows:

"(iv) other Debt of the Company or any Subsidiary; provided that Priority Debt shall at no time exceed 20% of Consolidated Owners Equity (notwithstanding the foregoing, the basket in this subclause (iv) shall not be used to secure the lender(s) under the Credit Agreement (or any credit facility which replaces the Credit Agreement);".

1.6 Paragraph 6A(3)(viii) of each Shelf Agreement is amended by replacing the references to "Owners' Equity" with a reference to "Consolidated Owners' Equity".

1.7 The following is added as new paragraph 6E to each Shelf Agreement:

"6E. Consolidated Owners' Equity. The Company will not, at any time, permit Consolidated Owners' Equity to be less than an amount equal to the sum of (a) $270,000,000 plus (b) 100% of the net proceeds of any equity offering by the Obligors plus (c) 100% of the net proceeds of any debt offering of the Obligors, to the extent such debt is converted into equity; provided, however, that notwithstanding the foregoing, (i) for any fiscal quarter of the Company ending on or about March 31 of any year, the Company shall not permit Consolidated Owners' Equity to be less than an amount equal to 60% of Consolidated Owners' Equity for the most recently completed fiscal year of the Company, and (ii) for any fiscal quarter of the Company ending on or about June 30 of any year, the Company shall not permit Consolidated Owners' Equity to be less than an amount equal to 70% of Consolidated Owners' Equity for the most recently completed fiscal year of the Company."

1.8 Clause (xv) to paragraph 7A of each Shelf Agreement is amended and restated to read in its entirety as follows:

"or; (xv) (1) any "Event of Default" under the Credit Agreement shall have occurred as a result of the violation of Section 5.7, 5.8, 5.9, 5.10, 5.11, 5.12 or 5.13 of the Credit Agreement (and irrespective of any waiver thereof under the terms of the Credit Agreement or any amendment to the Credit Agreement which amendment is entered into after the occurrence thereof) while the Credit Agreement is in effect, (2) any "Event of Default" under the 2002 Note Purchase Agreement shall have occurred as a result of the violation of any subsection of Section 10 of the 2002 Note Purchase Agreement (and irrespective of any waiver thereof under the terms of the 2002 Note Purchase Agreement or any amendment to the 2002 Note Purchase Agreement which amendment is entered into after the occurrence thereof) while the 2002 Note Purchase Agreement is in effect or (3) any "Event of Default" under the 2003 Note Purchase Agreement shall have occurred as a result of the violation of any subsection of Section 10 of the 2003 Note Purchase Agreement (and irrespective of any waiver thereof under the terms of the 2003 Note Purchase Agreement or any amendment to the 2003 Note Purchase Agreement which amendment is entered into after the occurrence thereof) while the 2003 Note Purchase Agreement is in effect, unless, in either case, such Event of Default has been waived by the Required Holder(s) hereunder pursuant to paragraph 11C hereof;"

1.9 The current definitions of "Credit Agreement", "Intercreditor Agreement" and "Owners' Equity" in the Shelf Agreements are deleted and the following definitions are added to each Shelf Agreement in proper alphabetical order:

"Consolidated Owners' Equity" shall mean, as of any time of determination thereof, the aggregate amount of partners' equity (or similar equity interests) of the Company and its Subsidiaries determined on a consolidated basis.

"Credit Agreement" shall mean the Credit Agreement among Cedar Fair, L.P., Cedar Fair, Magnum Management Corporation, and Knott's Berry Farm, as borrowers, the financial institutions named therein as Banks, and Keybank National Association, as lead arranger and Administrative Agent, dated as of December 22, 2003, as amended from time to time.

"Intercreditor Agreement" shall mean the Second Amended and Restated Intercreditor Agreement, dated as of December 22, 2003, among the agent and banks parties to the Credit Agreement, the purchasers under the 2002 Note Purchase Agreement, the purchasers under the 2003 Note Purchase Agreement and the holders of the Notes, as amended from time to time.

"Obligors" shall mean each of the Co-Issuers, Cedar Fair, an Ohio general partnership, and Magnum Management Corporation, an Ohio corporation.

"2003 Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of December 22, 2003, among Cedar Fair, L.P., Cedar Fair, Magnum Management Corporation and Knott's Berry Farm, on the one hand, and the purchasers listed on Schedule A thereto, on the other hand, as amended from time to time.

SECTION 2. Conditions Precedent. This letter shall become effective as of the date first written above upon (a) the return by the Co-Issuers to Prudential of a counterpart hereof duly executed by the Co-Issuers and Prudential and consented to by the subsidiaries of the Company listed below and (b) delivery of a fully executed copy of the Credit Agreement and all related documentation, all in form and substance reasonably satisfactory to the Required Holders. The foregoing documentation should be returned to Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attn: Armando M. Gamboa.

SECTION 3. Representations and Warranties. Each Co-Issuer represents and warrants that: (a) each Shelf Agreement, as amended, is the legal, valid and binding obligation of each Co-Issuer, enforceable against each Co-Issuer in accordance with its terms except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of the remedy of specific performance, (b) each representation and warranty set forth in paragraph 8 of the Shelf Agreements is true and correct as of the date of execution and delivery of this letter by the Co-Issuers with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (c) after giving effect to this letter, no Event of Default or Default exists on the date hereof.

SECTION 4. Reference to and Effect on Shelf Agreements. Upon the effectiveness of this letter, each reference to either Shelf Agreement in any other document, instrument or agreement shall mean and be a reference to such Shelf Agreement, as modified by this letter. Except as specifically set forth in Section 1 hereof, each Shelf Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

SECTION 5. Governing Law. THIS LETTER SHALL BE CONSTURED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 6. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 7. Confirmation of Guarantees. By its signature below, each Subsidiary party to a Guaranty of Payment of Debt, each dated as of February 7, 2002, agrees and consents to the terms and provisions of this Amendment and agrees that its Guaranty of Payment of Debt shall remain in full force and effect after giving effect to this Amendment.

Very truly yours,

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:
Vice President

HARTFORD LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

MEDICA HEALTH PLAN
By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

Agreed and accepted this
___ day of December, 2003

CEDAR FAIR, L.P.

By:
Title: Corporate Vice President, Finance

KNOTT'S BERRY FARM

By:
Title: Corporate Vice President, Finance

Consented:

CEDAR FAIR

By:
Title: Corporate Vice President, Finance

MAGNUM MANAGEMENT CORPORATION

By:
Title: Corporate Vice President, Finance

MICHIGAN'S ADVENTURE, INC.

By:
Title: Corporate Vice President, Finance